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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To BayCorp Holdings, Ltd.:

     As independent public accountants, we hereby consent to the use of our report dated April 8, 1996 on the financial statement of BayCorp Holdings, Ltd. (and to all references to our Firm) included in or made a part of this Registration Statement and related Prospectus of BayCorp Holdings, Ltd. for the registration of 8,439,948 shares of its common stock).

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts

June 10, 1996